UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2022 ( November 17, 2021)

GPB Automotive Portfolio, LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56285	35-2484347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 W. 24th Street, 6th Floor, New York, NY 10011

(Address of principal executive offices) (Zip code)

(877) 489-8484
Registrant’s Telephone Number, including Area Code

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b):

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (Amendment No. 1) amends the Current Report on Form 8-K filed with the Securities and Exchange Commission by GPB Automotive Portfolio, LP, a Delaware limited partnership (the "Partnership"), on November 23, 2021 (the "Original 8-K") announcing that GPB Portfolio Automotive, LLC, a Delaware limited liability company, Capstone Automotive Group, LLC, a Delaware limited liability company, Automile Parent Holdings, LLC, a Delaware limited liability company, Automile TY Holdings, LLC, a Delaware limited liability company and Prime Real Estate Holdings, LLC, a Delaware limited liability company, which are direct or indirect subsidiaries of the Partnership, completed the sale of substantially all of their assets to Group 1 Automotive, Inc. on November 17, 2021 (the "Transaction").

The Company is now filing this Amendment No. 1 to include the required pro forma financial information as a result of the completion of the Transaction. Except as indicated above and below, all other information in the Original 8-K remains unchanged.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma financial information for the Partnership, after giving effect to the Transaction and adjustments described in such pro forma information, are attached hereto as Exhibit 99.1, and incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description
99.1	Unaudited Pro Forma Financial Statements of GPB Automotive Portfolio, LP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2022

GPB Automotive Portfolio, LP

By:	/s/ Michael Frost
Michael Frost
President, Highline Management Inc.
(Principal Executive Officer)